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Sent via electronic delivery

May 19, 2008

Jane Murray
President and CEO
QMed Inc.
25 Christopher Way
Eatontown, NJ 07724

RE: QMed Inc. (Symbol: QMED)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 5566C-08

Dear Ms. Murray:

We have received notice that QMed Inc. (the Company) seeks to withdraw the request made on April 18, 2008 for a hearing. Accordingly, your hearing scheduled for May 22, 2008 is canceled. The Company's shares will be delisted effective at the open of business on Wednesday, May 21, 2008.

If you have any questions regarding this matter, please contact me at (301) 978-8070.

Sincerely,

Lanae Holbrook

Lanae Holbrook
Chief Counsel
Nasdaq Office of General Counsel, Hearings